Exhibit 99.1

          CATHAY GENERAL BANCORP AND CATHAY BANK DIRECTOR WILBUR K. WOO
                            ANNOUNCES HIS RETIREMENT

    LOS ANGELES, Dec. 20 /PRNewswire-FirstCall/ -- Cathay General Bancorp (Nasdaq: CATY) announced today that Mr. Wilbur K. Woo, a Director and Vice Chairman of Cathay General Bancorp and its subsidiary, Cathay Bank, notified the Board of Directors that he will retire and resign from these positions effective January 31, 2005, after 41 years of service. By appointment of the Board of Directors, effective January 31, 2005, Mr. Woo will serve as a non-voting Director Emeritus and as a Vice Chairman Emeritus of Cathay General Bancorp and Cathay Bank, and as a member of Cathay General Bancorp's Senior Advisory Board.

    Mr. Woo joined Cathay Bank in 1963, a year after it was founded, and has been a member of the Board of Directors since 1978.

    During his years of active management with Cathay Bank, Mr. Woo served as Vice President from 1963 to 1970, Senior Vice President from 1971 to 1976, Administrative Vice President, from 1977 to 1979, Executive Vice President from 1980 to 1982, and Secretary of the Board from 1980 until 2001. Mr. Woo has been a Director of Cathay General Bancorp, formally known as Cathay Bancorp, Inc., since it was founded in 1990, and served as its Secretary until 2001. He became Vice Chairman of the Board of Directors of Cathay General Bancorp and Cathay Bank in 2001.

    "Wilbur was already a community leader when he first joined Cathay Bank and was instrumental in building up the bank's business," commented Mr. George T.M. Ching, a Director and one of the seven founders of Cathay Bank.

    "At Cathay Bank, we all share a sense of sadness as Mr. Woo retires from the Board. But at the same time, we wish to thank him from the bottom of our hearts for his invaluable contributions to Cathay General Bancorp and Cathay Bank," commented Mr. Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Cathay General Bancorp and Cathay Bank.

    ABOUT CATHAY GENERAL BANCORP
    Cathay General Bancorp is the one-bank holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 29 branches in California, three branches in New York State, two branches in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Hong Kong and Shanghai, China. In addition, the Bank's subsidiaries, Cathay Investment Company and GBC Investment & Consulting Company, Inc., both maintain an office in Taipei. Cathay Bank's website is found at http://www.cathaybank.com/.

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    FORWARD-LOOKING STATEMENTS AND OTHER NOTICES
    Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the Company's ability to integrate its operations after its recent merger with GBC Bancorp and to realize the benefits of that merger, demographic changes, fluctuations in interest rates, inflation, competition, war and terrorism, general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit, changes in business strategy, including the formation of a real estate investment trust (REIT) and the deregistration of its registered investment company (RIC), and legislative and regulatory developments, such as the potential effects of recently enacted California tax legislation and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of REITs and RICs and of the memorandum of understanding between Cathay Bank and the Federal Deposit Insurance Corporation relating to the Bank's compliance with certain provisions of the Bank Secrecy Act.

    These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2003, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

    Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777
N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations, (213)
625-4749.

SOURCE  Cathay General Bancorp
    -0-                             12/20/2004
    /CONTACT: Monica Chen, +1-213-625-4749, for Cathay General Bancorp/ /Web site: http://www.cathaybank.com/